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EXHIBIT 10.3 - PROMISSORY NOTE I-O DISPLAY SYSTEMS

     CHEQUEMATE INTERNATIONAL, INC., individually and doing business as C3D DIGITAL, INC. ("C3D DIGITAL"), for valuable consideration already received, promises to pay I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., doing business as RAZOR DIGITAL MEDIA, in accordance with the provisions of this Promissory Note ("Note"), the principal amount of four hundred thousand dollars ($400,000), plus simple interest on the unpaid principal amount at the rate of ten (10%) percent per annum from the date set forth below, until paid.

     The entire principal amount and accrued interest is to be paid in full no later than DECEMBER 1, 2001. In the event that C3D DIGITAL fails to make payment when due hereunder, and such default is not cured within five days of notice of such default given by I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., dba RAZOR DIGITAL MEDIA, to C3D DIGITAL, this Note shall immediately become due and payable in the full amount of principal then unpaid, together with all accrued and unpaid interest thereon, which full amount owing on default shall be $540,000 plus interest at a rate of 10% per year.

     The principal and interest thereon shall be payable to I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., dba RAZOR DIGITAL MEDIA, at 1370 Willow Road, Menlo Park, CA 94025.

     CHEQUEMATE INTERNATIONAL, INC., individually and dba C3D DIGITAL, INC., may pay the aforesaid sums by making payment in C3D DIGITAL stock which is publicly traded on the American Stock Exchange exchange, at the value of the closing price of said exchange on the date the shares are delivered in payment, or $0.27 per share, whichever is lowest, which price per share times the number of shares paid will equal $400,000 plus interest at a rate of 10% per year from the date of execution of this note. This stock payment will be fully unrestricted, registered "free trading" stock on or before December 1, 2001. The parties agree that these shares will be made part of a standard subscription agreement, and the subscription agreement will be executed in order for registration right to be effective.

     Additionally, 100,000 shares will be issued at a value of $.027 per share, to I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., dba RAZOR DIGITAL MEDIA as compensation for attorney fees, court costs, and all other expenses incurred by I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., dba RAZOR DIGITAL MEDIA in settlement of these issues. This stock payment will be fully unrestricted, registered "free trading" stock on or before December 1, 2001. The parties agree that these shares will be made part of a standard subscription agreement, and the subscription agreement will be executed in order for registration right to be effective.

     I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., dba RAZOR DIGITAL MEDIA, and C3D DIGITAL have entered into a Stipulation for Entry of Judgment regarding C3D DIGITAL's obligations under this Note. In the event of:

     1.   Default in the payment of this Note; OR

     2. If the stock payment option is chosen by C3D DIGITAL AND the stock is not fully unrestricted, registered "free trading" stock on or before December 1, 2001; upon five days written notice to C3D DIGITAL and if such default is not cured with five days of notice of default, I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., dba RAZOR DIGITAL MEDIA, may file the Stipulation for Entry of Judgment with the court. In the event that the indebtedness represented by this Note is not paid when due, C3D DIGITAL promises to pay costs of collection and suit; including attorneys fees.

CHEQUEMATE INTERNATIONAL, INC., individually and d.b.a. C3D DIGITAL, INC., will prepare and the parties will sign a release of all claims regarding and arising out of the matter entitled I-O DISPLAY SYSTEMS, LLC and ILIXCO, INC., doing business as RAZOR DIGITAL MEDIA, v. CHEQUEMATE INTERNATIONAL, INC., individually and d.b.a. C3D DIGITAL, INC., San Mateo County Superior Court Case
# ________________.

     IN WITNESS WHEREOF, CHEQUEMATE INTERNATIONAL, INC., individually and dba C3D DIGITAL, INC., has caused this Note to be signed in its name and on its behalf by its duly authorized officer:

Dated: May 3, 2001                      CHEQUEMATE INTERNATIONAL, INC.
                                        dba C3D DIGITAL, INC.

                                        By:
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